Exhibit 99.1

FOR IMMEDIATE RELEASE

	Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

	Media Contact:	Rose Cummings
(704) 602-7304
rcummings@fairpoint.com

FAIRPOINT COMMUNICATIONS APPOINTS

DAVID L. HAUSER CHAIRMAN AND CEO

Public Utility Company Veteran to Guide FairPoint through Next Phase of Growth

CHARLOTTE, N.C. (June 16, 2009) – FairPoint Communications, Inc. (NYSE: FRP) announced today its Board of Directors has appointed David L. Hauser to the position of Chairman and Chief Executive Officer. Hauser most recently served as group executive and chief financial officer at Duke Energy Corporation (NYSE:  DUK). Hauser has been a member of FairPoint’s Board of Directors since February 2005, serving as a director, chairman of the Compensation Committee and a member of the Audit Committee.

Hauser, 57, will assume his new responsibilities upon the retirement of FairPoint Chairman and CEO Eugene B. Johnson, effective July 1, 2009. Johnson had earlier indicated his intentions to retire.

“David’s past experience, financial acumen and extensive public company experience will be instrumental in successfully realizing the growth and opportunities that we envision for FairPoint,” said Jane E. “Bonnie” Newman, lead director of FairPoint.  “He will be passionately focused on customers and shareholders alike.”

Hauser joined Duke Energy (then Duke Power) in 1973. He held numerous positions throughout the company including senior vice president of global asset development. He also managed the fleet, warehousing and procurement divisions. In June 1998, he was named senior vice president and treasurer. He became acting chief financial officer in November 2003. Hauser was named group vice president and chief financial officer in February 2004 and was named to his most recent position in April 2006.

“FairPoint is a dynamic, customer-focused organization that can and will respond to the challenges that it faces today,” said Hauser.  “There is no doubt in my mind that we will be successful in the markets we serve, and that our employees will continue to be the driver and backbone of that success.”

Hauser continued, “While it is gratifying to be named chairman and CEO of this longstanding organization, I am very aware of the operational and financial concerns surrounding the company.  My primary focus will be to address these concerns in quick succession and empower our team to seek and implement solutions.  There is a lot of work to be done, and I am looking forward to getting started.”

“David has done it all,” commented Johnson.  “From operations to finance, there are numerous aspects of the enterprise that he has touched.  This, coupled with his experience on FairPoint’s Board of Directors, makes him the ideal choice for our new Chairman and CEO.  I am thrilled to hand the reigns over to him.”

“As I assume this new role, I offer my thanks to Gene as he was the driving force behind the company’s growth for close to 20 years, punctuated by FairPoint’s acquisition of the northern New England properties.  On behalf of the Board and the employees, I wish to thank Gene for his tireless efforts.”

A native of High Point, N.C., Hauser graduated from Furman University in South Carolina with a Bachelor of Arts degree in business administration. He received a Master of Business Administration degree from the University of North Carolina at Charlotte. He completed the Executive Program of Professional Management Education at the University of North Carolina at Chapel Hill.

Hauser serves on the board of EnPro Industries, Inc. He is a member of the boards of trustees of Furman University and the North Carolina Blumenthal Performing Arts Center. He is also a member of the Business Advisory Council for the University of North Carolina at Charlotte, and the North Carolina Association of Certified Public Accountants.

About FairPoint

FairPoint Communications, Inc. is an industry leading provider of communications services to communities across the country. Today, FairPoint owns and operates local exchange companies in 18 states offering advanced communications with a personal touch, including local and long distance voice, data, Internet, television and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

Source: FairPoint Communications, Inc., www.fairpoint.com.

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